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                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496



EXHIBIT 10.2



                              September 25, 2001
Gehan Talwatte
[*]
[*]
[*]
[*]

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

Dear Gehan

RE: TERMINATION OF YOUR EMPLOYMENT WITH HOOVER'S ONLINE EUROPE LIMITED ("THE COMPANY")

Further to our recent discussions, I write to confirm the terms upon which we have agreed regarding your departure from the Company. In this agreement, "Group company" means the Company and any holding company of the Company and any subsidiaries of the Company any such holding company from time to time.

PAYMENTS AND BENEFITS

1. Your employment with the Company terminated with effect from 25 September 2001 (the "Termination Date"). You will resign your position as a director with the Company and agree to sign a letter of resignation in the form attached at the First Schedule. You will continue to have access to the Company's office in London for a minimum period of 30 days from the Termination Date and access to your present Company phone number and voicemail retrieval system (so long as the Company continue to provide such services). However, you will (on the Company's reasonable request) be required to remove any personal property and vacate your office during this 30 day minimum period.


____________________________
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


     1.1 You have been paid your salary up to and including the Termination Date (less applicable tax and National Insurance contributions). Your P45 will be issued no later than 19 October 2001.

     1.2 Subject to your compliance in full with your obligations as set out in this agreement and to clause 3.1, the Company will pay (without admission of liability) within 14 days of receiving a signed copy of this agreement, duly signed by you and a copy of the acknowledgement in the First Schedule duly signed by your legal adviser, the following:

           1.2.1 a payment of L27,500 in compensation for the termination of your employment which will be made without the deduction of tax;

           1.2.2 a payment in lieu of your entitlement to notice of L32,500 (less applicable tax and National Insurance contributions);

           1.2.3 a payment of L3,611.11 (less applicable tax and National Insurance contributions) in lieu of 10 days accrued holiday, and

           1.2.4 the sum of L1,000 (the "Restriction Payment") (less applicable tax and National Insurance contributions)

     1.3 The Company will pay a sum equivalent to the cost to you of obtaining cover in respect of private medical insurance, permanent health insurance, dental health insurance and life assurance (the "Cover") providing the Cover is in the same or similar form to that provided to you when you were employed by the Company for a period of 6 months from the Termination Date (unless you receive such similar benefits from a future employer at any stage during this period). You agree to supply the Company with appropriate receipts in respect of the Cover, and the Company will make a payment to you in respect of the cost of the Cover within 14 days from receipt. The Company will also agree to fully indemnify you in respect of any tax payable by you by reason of you obtaining the Cover.


____________________________
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


     1.4 The Company shall continue to make pension contributions to your personal pension based on 5% of the basic salary applicable and payable to you at the Termination Date for three months from the Termination Date.

     1.5 You will continue to have access to your email account, and the highest level(s) of subscription products offered by the Company for a minimum period of 6 months from the Termination Date.

2.   TAXATION OF PAYMENTS

     2.1 The Company has deducted applicable PAYE tax and National Insurance contributions (in accordance with the latest tax coding notified to it by you/the Inland Revenue) from the payments specified in clauses 1.1, 1.2.2,
1.2.3 and 5.1.

     2.2 Except as provided in clause 2.1 and 1.3 above, you are solely responsible to account for all income tax or employee's National Insurance contributions payable in respect of the payments or benefits specified in this agreement whether the same are payable in the United Kingdom or elsewhere.

     2.3 Accordingly, you undertake to be responsible for any income tax, employee's National Insurance contributions, fines, interest and/or penalties arising in respect of each of the payments made and benefits provided under this agreement (the "Excess Tax") and you hereby indemnify and shall keep indemnified the Company and each Group company for any such Excess Tax incurred by the Company or any Group company (excluding any interest or penalties incurred by reason of the default of the Company or any Group company) provided that the Company notifies you within 14 days of receipt of any demand from the Inland Revenue ("IR") and agrees to provide you with all reasonable co-operation in relation to any representations that you may wish to make to the IR concerning such demand. Provided you have not already paid the sum directly to the Inland Revenue, you undertake immediately to pay to the Company any such Excess Tax when requested by the Company.

3.   COMPANY PROPERTY

____________________________
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


     3.1 You warrant and confirm that you will return to the Company without modification all property (save for the provisions of clause 3.2 below) in your possession custody or control including equipment, security passes, keys, records, correspondence, documents, files, computer disks and other information (whether originals, copies or extracts) belonging to the Company and any Group company and that you shall not retain any copies.

4.   CONFIDENTIALITY

     4.1 You agree to keep the terms of this agreement confidential and have not until and will not after the date of this agreement, without the Company's prior written consent make or authorise any press release or other public comment or statement concerning the terms we have agreed, your employment or its termination, except to your professional advisers and immediate family members or as may be required by law. However, if appropriate, there will be a press release which you shall have the opportunity to review and comment on prior to its distribution.

5.   RESTRICTIONS

     5.1 You undertake and agree that in consideration of the Restriction Payment, you shall abide by the restrictions outlined in clauses 9,10 and 13 of your service agreement dated 10 May 2000 save that the Company acknowledges that you have formed a private limited company (powerINFO) which will act as a sales agent for the information services of Hoover's Inc. The post termination restrictions therefore will not be operative in the event that such restrictions would prohibit the sales agency function of powerINFO on behalf of Hoover's Inc or prevent powerINFO from recruiting former employees of the Company to assist in performing those services for Hoover Inc. However, save as expressly referred to above the post termination restrictions shall remain in force.

6.   CLAIMS AGAINST THE COMPANY AND WARRANTIES

     6.1 The terms set out in this agreement are in full and final settlement of all the claims, costs, expenses, or rights of action of any kind (if any) whether contractual, statutory or otherwise and whether arising now or in the future and whether now known or discovered

____________________________
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


or arising after the date of this agreement, in the United Kingdom or in any other country in the world for the avoidance of doubt any claim you may have in any state in the USA, which you have or may have against the Company, or any Group company (or its or their shareholders, officers or employees) from time to time which arise out of or in connection with your employment by the Company or its termination including (but not limited to):

           6.1.1   any claim in relation to notice or pay in lieu of notice;

           6.1.2 any claim under the Employment Rights Act 1996 that you may have, including a claim to a statutory redundancy payment or that you were unfairly dismissed or that an unlawful deduction was made from your wages;

           6.1.3 any claim relating to discrimination or victimisation under the Race Relations Act 1976;

           6.1.4 any claim relating to discrimination or victimisation under the Sex Discrimination Act 1975, Equal Pay Act 1970 or EU law;

           6.1.5 any claim relating to disability discrimination under the Disability Discrimination Act 1995;

           6.1.6   any claim under the National Minimum Wage Act 1998;

           6.1.7   any claims relating to the Working Time Regulations 1998;

           6.1.8   any claims relating to the Employment Relations Act 1999;

           6.1.9 any claims relating to the Maternity and Parental Leave etc Regulations 1999;

           6.1.10 any claims under the Transfer of Undertakings (Protection of Employment) Regulations 1981 and/or the Trade Union and Labour Relations (Consolidation) Act 1992;

____________________________
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


           6.1.11  any claim for breach of your contract of employment;

           6.1.12 any claim in regard to your directorship(s) of the Company or any Group company;

           6.1.13 any claim in regard to your shareholding in the Company or any Group company including without limitation by way of stock options save that nothing in this clause will affect any accrued or future rights in relation to your stock option entitlement;

           6.1.14 any claim under any share option scheme, bonus scheme or other profit-sharing scheme or arrangement between you and the Company or any Group company;

           6.1.15 any claim in respect of which a Conciliation Officer is authorised to act; and

           6.1.16 any other claim arising under English Statute or common law and/or under European Union law

           6.1.17 any claim arising under any United States Federal, state or local statute or common law.

     6.2   You represent and warrant that:

           6.2.1 you have received independent legal advice from a relevant, independent adviser ("the Adviser") (within the meaning of Section 203 of the Employment Rights Act 1996 as amended) as to the terms and effect of this agreement and in particular its effect on your ability to pursue your rights before an Employment Tribunal. The name of the Adviser who has so advised you is Nick Hurley.

           6.2.2 you are advised by the Adviser that there is in force and was at the time you received the advice referred to above, a policy of insurance covering the risk of a claim by you in respect of loss arising in consequence of that advice;

____________________________
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496

           6.2.3 you will refrain from presenting any complaint to an Employment Tribunal and this agreement is intended also to relate to any such a complaint; and

           6.2.4 you have not presented or brought and will not present or bring any complaint, proceedings, action or claim before any Court or tribunal in England or any other jurisdiction in connection with, relating to or arising out of your employment and/or its termination and nor has nor will anyone acting on your behalf.

     6.3 You represent and warrant that the Adviser has advised you as to whether you have any claim or statutory complaint arising out of or in connection with your employment by the Company or any Group company or the termination of any such employment, including (but not limited to) those claims set out in clauses 7.1 above.

     6.4 You represent and warrant that to the extent that you have or may have any such complaints, these have been asserted in writing by you or by the Adviser on your behalf to the Company prior to the date of this agreement and this agreement and the waiver and release above expressly relate to each and every one of those complaints.

     6.5 The Company waives all and any claims against you save in the event that you are in breach of the terms of this Agreement and in particular Clause 6.7.

     6.6 You warrant that you accept that the Company (on behalf of itself, and its Group companies) is entering into this Agreement in reliance upon the warranties provided by you in this clause 6 and clauses 3.1. and 5.1.

     6.7 You represent and warrant that you have not withheld or failed to disclose any material fact concerning the performance of your duties for the Company and any Group company and you are not aware of any breach by you of any duty (including fiduciary duty) owed by you to the Company or any Group company nor have you at any time committed a repudiatory breach of your contract of employment which would entitle the Company to terminate your employment without notice.

____________________________
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496

     6.8 You and the Company agree and acknowledge that the conditions regulating compromise agreements contained in the Employment Rights Act 1996, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Disability Discrimination Act 1995 and the Working Time Regulations 1998 are intended to be and have been satisfied. It is a condition of this agreement that you obtain an acknowledgement from the Adviser in the form attached at the Second Schedule.

     6.9 You undertake to repay to the Company immediately upon request all sums paid to you under this agreement in the event that you breach any term of the agreement or commence any proceedings against the Company or any Group company or if you assert or anyone acting on your behalf asserts that this agreement is not a valid compromise agreement or if it is so adjudged by any court or tribunal. Such repayment shall be recoverable as a debt.

7.   GENERAL

     7.1 This agreement sets out the entire agreement between us and supersedes all prior discussion between us or our advisors and all statements representations (other than fraudulent or negligent misrepresentations) terms and conditions warranties guarantees proposals communications and understandings whenever given and whether orally or in writing. The proposals in it are made without any admission of liability.

     7.2 The failure to exercise or delay in exercising a right or remedy provided by this agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies.

     7.3 A waiver of a breach of any of the terms of this agreement or of a default under this agreement does not constitute a waiver of any other breach or default and shall not affect the other terms of this agreement.

     7.4 A waiver of a breach of any of the terms of this agreement or of a default under this agreement will not prevent a party from subsequently requiring compliance with the waived obligation.

____________________________
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

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                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


     7.5 The rights and remedies provided by this agreement are cumulative and (subject as otherwise provided in this agreement) are not exclusive of any rights or remedies provided by law. In addition to the Company, any Group company and any of its or their officers may enforce the terms of this agreement and the Contracts (Rights of Third Parties) Act 1999 shall apply accordingly.

     7.6 The validity, construction and performance of the terms set out in this agreement shall be governed by and construed in accordance with English law. Each of us irrevocably submits to the exclusive jurisdiction of the Court of England over any claim or matter arising under or in connection with this agreement or the legal relationships established it.

     7.7 This agreement although marked "without prejudice/subject to contract" will upon signature by us both you and the Adviser providing the acknowledgement in the Second Schedule be treated as an open document evidencing an agreement binding on us both.

Please confirm your agreement to the terms set out in this letter by signing, dating and returning to me the enclosed copy of this letter. Please also note the condition in the agreement that your Adviser sign the acknowledgement set out in the attached Schedule. Please return this with your signed copy of the agreement.

I look forward to hearing from you.

Yours sincerely,

Hoover's Europe Online Limited

          /s/
---------------------------
Russell Secker
Director of Operations and Finance

DULY AUTHORISED FOR AND ON BEHALF OF THE COMPANY

          /s/
---------------------------
Gehan Talwatte

____________________________
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                       9

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                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496


                                FIRST SCHEDULE

                             [RESIGNATION LETTER]

                                Gehan Talwatte
                                     [*]
                                     [*]
                                     [*]
                                     [*]

                              September 25, 2001


Mr. Russell Secker
Director of Operations and Finance
Hoover's Online Europe Limited
5 Lambton Place
Notting Hill
London ENGLAND W11 2SH


Re:  Resignation from Hoover's Online Europe Limited (the "Company")

Dear Russell:

I hereby resign as Managing Director and as a member of the Board of Directors of the Company, effective as of September 25, 2001.

Yours sincerely


Gehan Talwatte

Cc:  Jeff Tarr (Hoover's, Inc.)




____________________________
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                       10

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                                                CONFIDENTIAL TREATMENT REQUESTED
                                     UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496

                               SECOND SCHEDULE
                          ADVISER'S ACKNOWLEDGEMENT

I, Nick Hurley confirm that I have given independent legal advice to Gehan Talwatte of [*] as to the terms and effect of this agreement and in particular its effect on his ability to pursue his rights before an Employment Tribunal.

I confirm that I am a Solicitor of the Supreme Court holding a current practising certificate that I am not employed by nor acting for Hoover's Online Europe Limited. I confirm that there is, and was at the time I gave the advice referred to above, in force a policy of insurance covering for the risk of a claim by Mr Talwatte in respect of any loss arising in consequence of that advice.

Signed /s/ Nick S. Hurley               Dated
       -------------------------------       ----------------------------













____________________________
[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

                                       11